                                  EXHIBIT 23.3

                        [COOLEY GODWARD LLP LETTERHEAD]


December 23, 1999


Metron Technology N.V.
1350 Old Bayshore Highway, Suite 360
Burlingame, CA 94010

Ladies and Gentlemen:

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" included in the Form S-8 Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By: /s/ Suzanne Sawochka Hooper
   ---------------------------------
     Suzanne Sawochka Hooper



SSH:hhc